Exhibit 99.3
Vanguard Natural Resources, LLC
Unaudited pro forma combined financial
information

The following unaudited pro forma combined financial information is based on the historical consolidated financial statements of Vanguard Natural Resources, LLC  and subsidiaries (“Vanguard”) and Encore Energy Partners LP, a Delaware limited partnership (“Encore”), adjusted to reflect (1) the proposed acquisition by Vanguard of all of the member interests of Encore Energy Partners GP LLC, a Delaware limited liability company (which holds 504,851 general partner units in Encore that represent a one point one percent (1.10%) interest in Encore), and 20,924,055 common units of Encore (which represent an approximate forty-six percent (46%) limited partner interest in Encore) (collectively the “Encore Interests”), from Denbury Resources Inc. (“Denbury”), for $380.0 million (the “Acquisition”), (2) the Vanguard common unit offering completed in October 2010, (3) the anticipated issuance of Vanguard’s common units to Denbury, and (4) other financing transactions described below. Vanguard’s historical consolidated statements of operations have also been adjusted to give pro forma effect to the Sun TSH, Ward County and Parker Creek acquisitions of natural gas and oil properties completed during 2009 and 2010 as presented in Note 4 to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial statements give effect to the events set forth below:

•
Vanguard's acquisition of the Encore Interests. The acquisition of the Encore Interests will be accounted for using the acquisition method of accounting. The unaudited pro forma combined financial information reflects the preliminary allocation of (1) the consideration to be paid and (2) the market value of the noncontrolling interest of Encore to the underlying assets acquired and liabilities assumed of Encore based upon their estimated fair values.

•
Borrowings under a new $175.0 million term loan. Borrowings under the newly committed term loan will be used to fund a portion of the $380.0 million purchase price for the Encore Interests. The term loan matures in one year from the date of funding and its lenders will have a first lien on the Encore Interests and a second lien on Vanguard’s natural gas and oil properties.

•
The approximate 4.8 million Vanguard common unit offering completed in October 2010. The units were offered to the public at a price of $25.40 per unit. Vanguard received proceeds of approximately $112.5 million from the offering, after deducting underwriting discounts of $5.1 million and paying $3.7 million of the proceeds to redeem 150,000 common units from Vanguard’s largest unitholder, but before deducting $0.02 million in expenses. The proceeds will be used to fund a portion of the $380.0 million purchase price for the Encore Interests.

•
The issuance of approximately 3.1 million Vanguard common units to Denbury as partial consideration for the purchase of the Encore Interests. Pursuant to the Purchase Agreement, Vanguard may elect to pay up to $80.0 million of the $380.0 million purchase price in Vanguard common units. The price of the Vanguard common units to be issued to Denbury was established at $25.50 per common unit pursuant to the Purchase Agreement. The unaudited pro forma combined financial information assumes that Vanguard has elected to exercise its option in full and anticipates issuing approximately 3.1 million Vanguard common units.

•
Borrowings of approximately $18.8 million under Vanguard’s existing reserve-based credit facility. Proceeds from the borrowings will be used to fund the remaining portion of the purchase price, pay debt issuance costs (approximately $2.8 million) and transaction expenses (approximately $3.6 million) related to the Acquisition.

•	Adjustments to conform the classification of revenues and expenses in Encore's historical statements of operations to Vanguard's classification of similar revenues and expenses.

•	Adjustments to conform Encore's historical accounting policies related to natural gas and oil properties from successful efforts to full cost accounting.

•	Vanguard’s Sun TSH, Ward County and Parker Creek acquisitions of natural gas and oil properties completed during 2009 and 2010 and the effect of the related equity offerings.

The unaudited pro forma combined balance sheet gives effect to the acquisition of the Encore Interests by Vanguard, the Vanguard common unit offering completed in October 2010, and the anticipated issuance of Vanguard’s common units to Denbury and financing transactions described below, as if they had occurred on September 30, 2010. The unaudited pro forma combined statements of operations combine the results of operations of Vanguard and Encore for the year ended December 31, 2009 and the nine months ended September 30, 2010, as if the acquisition of the Encore Interests, the Sun TSH, Ward County and Parker Creek acquisitions of natural gas and oil properties completed during 2009 and 2010 (see Note 4) and the financing transactions had occurred on January 1, 2009.

The unaudited pro forma combined statements of operations exclude the following:

•
The impact of nonrecurring expenses Vanguard and Encore will incur as a result of the Acquisition and related issuance of Vanguard’s common units to Denbury and financing transactions, primarily non-capitalizable legal and advisory fees;

•	nonrecurring gains and a nonrecurring loss related to the Vanguard’s Sun TSH, Ward County and Parker Creek acquisitions; and

•
the fee and expense reimbursement associated with the administrative services agreement which will transfer to Vanguard upon the closing of the Acquisition due to the uncertainty of determining the amount of expenses Vanguard would have incurred. Encore entered into this administrative services agreement with Encore Operating L.P., a Texas limited partnership and indirect wholly-owned subsidiary of Denbury pursuant to which Encore Operating L.P. performs administrative services for Encore, such as accounting, corporate development, finance, land, legal, and engineering.  In addition, Encore Operating L. P.  provides all personnel, facilities, goods, and equipment necessary to perform these services which are not otherwise provided for by Encore. The administration fee is $2.06 per BOE of Encore’s production. Encore also reimburses Encore Operating L. P. for actual third-party expenses incurred on Encore’s behalf.  Encore Operating L. P. has substantial discretion in determining which third-party expenses to incur on Encore’s behalf.  In addition, Encore Operating L. P. is entitled to retain any COPAS overhead charges associated with drilling and operating wells that would otherwise be paid by non-operating interest owners to the operator.

The unaudited pro forma combined financial information should be read in conjunction with the Form 10-K of Vanguard for the year ended December 31, 2009 and the Form 10-Q of Vanguard for the quarter ended September 30, 2010 and the historical financial statements of Encore for the year ended December 31, 2009 and for the nine months ended September 30, 2010. Encore's historical consolidated financial statements and the notes thereto for each of the three years ended December 31, 2009, 2008, and 2007 and for the three and nine month periods ended September 30, 2010 are included in this filing.

The unaudited pro forma combined financial information is for informational purposes only and is not intended to represent or to be indicative of the combined results of operations or financial position that Vanguard or the pro forma combined company would have reported had the acquisition of the Encore Interests and the Sun TSH, Ward County and Parker Creek acquisitions been completed as of the dates set forth in this unaudited pro forma combined financial information and should not be taken as indicative of Vanguard's future combined results of operations or financial position. The actual results may differ significantly from that reflected in the unaudited pro forma combined financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma combined financial information and actual results.

Unaudited Pro Forma Combined
Balance Sheet as of September 30, 2010
			Pro forma			Vanguard
	Vanguard	Encore	adjustments			pro forma
(In thousands)	historical	historical	(note 2)			combined
Current assets
Cash and cash equivalents	$3,234	$10,283	$193,800 112,500		(c), (e),
			(300,000 (2,750 (3,550	) ) )	(a), (b), (g)	$13,517
Trade accounts receivables, net	9,249	16,753	–			26,002
Accounts receivable — affiliates	–	2,628	–			2,628
Derivative assets	21,332	15,078	–			36,410
Other receivables	1,870	–	–			1,870
Other current assets	1,127	697	–			1,824
Total current assets	36,812	45,439	–			82,251

Property and equipment
Natural gas and oil properties, at cost
Proved	522,272	856,182	(162,694)		(a)	1,215,760
Unevaluated	–	19	(19)		(a)	–
Accumulated depletion, amortization and accretion	(242,630)	(247,750)	247,750		(a)	(242,630)
Natural gas and oil properties evaluated, net (see Note 1)	279,642	608,451	85,037			973,130
Derivative assets	1,198	10,023	–			11,221
Deferred financing costs	3,110	2,159	(2,159)		(a)
			2,750		(b)	5,860
Goodwill	–	9,290	(9,290)		(a)
			407,500		(a)	407,500
Other intangibles, net	–	3,088	5,728		(a)	8,816
Other assets	1,227	464	–			1,691
Total assets	321,989	$678,914	$489,566			$1,490,469

Current liabilities
Accounts payable — trade	$1,086	$341	$–			$1,427
Accounts payable — natural gas and oil	2,542	7,946	–			10,488
Payables to affiliates	1,100	2,356				3,456
Deferred swap premium liability	1,643	–	–			1,643
Derivative liabilities	340	5,643	–			5,983
Phantom unit compensation accrual	103	–	–			103
Accrued ad valorem taxes	1,756	11,016	–			12,772
Accrued expenses	768	2,957	–			3,725
Term loan	–	–	175,000		(c)	175,000
Other current liabilities	–	699	–			699
Total current liabilities	9,338	30,958	175,000			215,296

Long-term liabilities
Long-term debt	170,900	240,000	18,800		(c)	429,700
Derivative liabilities	5,759	9,929	–			15,688
Deferred swap premium liability	432	–	–			432
Asset retirement obligations	5,160	12,950	–			18,110
Deferred taxes	–	39	–			39
Total long-term liabilities	182,251	262,918	18,800			463,969

Members’ equity
Members’ capital	128,609	–	112,500		(e)
			80,000		(f)
			(3,550)		(g)	317,559
Class B units	5,397	–	–			5,397
Limited partners – public	–	359,940	(359,940)		(d)	–
Limited partners – affiliates	–	26,812	(26,812)		(d)	–
General partner	–	317	(317)		(d)	–
Accumulated other comprehensive income (loss)	(3,606)	(2,031)	2,031		(d)	(3,606)
Noncontrolling interest	–	–	491,854		(a)	491,854
Total members’ equity	130,400	385,038	295,766			811,204
Total liabilities and members’ equity	$321,989	$678,914	$489,566			$1,490,469

Unaudited Pro Forma Combined
Statement of Operations
for the Nine Months Ended September 30, 2010

			Pro forma
	Vanguard		reclassification		Pro forma		Vanguard
	pro forma	Encore	adjustments		adjustments		pro forma
(In thousands, except per unit amounts)	(note 4)	historical	(note 3)		(note 3)		combined

Revenues:
Natural gas, natural gas liquids and oil sales	$68,678	$–	$136,140	(a)	$–
			207	(b)
			(96	) (b)			$204,929
Loss on commodity cash flow hedges	(2,127)	–	–		–		(2,127)
Realized gain on other commodity derivative contracts	18,274	–	9,300	(g)	–		27,574
Unrealized gain on other commodity derivative contracts	1,332	–	5,180	(g)			6,512
Oil revenue	–	114,733	(114,733	) (a)	–		–
Natural gas revenue	–	21,407	(21,407	) (a)	–		–
Marketing revenue	–	207	(207	) (b)	–		–
Total revenues	86,157	136,347	14,384		–		236,888

Costs and Expenses
Lease operating expenses	14,390	31,701	999	(e)	–
			(1,890	) (d)	–		45,200
Depreciation, depletion, amortization and accretion	17,310	38,472	–		1,920	(n)	57,702
Production taxes and marketing expenses	–	14,157	(13,062	) (c)	–
			(999	) (e)	–
			(96	) (b)	–		–
Selling, general and administrative expenses	3,638	10,088	(13	) (f)	–		13,713
Production and other taxes	5,215	–	13,062	(c)	–
			1,890	(d)	–
			13	(f)	–
			19	(i)	–
			(55	) (i)	–		20,144
Derivative fair value gain	–	(14,347)	14,347	(g)	–		–
Exploration	–	129	–		(129	) (m)	–
Total costs and expenses	40,553	80,200	14,215		1,791		136,759
Income from operations	45,604	56,147	169		(1,791)		100,129

Other income and (expense)
Interest expense	(4,959)	(9,912)	2,924	(j)	(7,914	) (o)	(19,861)
Realized loss on interest rate derivative contracts	(1,408)	–	(2,924	) (j)	–		(4,332)
Unrealized loss on interest rate derivative contracts	(2,021)	–	(133	) (g)	–		(2,154)
Other income	–	47	–		–		47
Total other expense	(8,388)	(9,865)	(133)		(7,914)		(26,300)

Current income tax benefit (provision)	–	(19)	19	(i)	–		–
Deferred income tax benefit (provision)	–	55	(55	) (i)	–		–
Total income taxes	–	36	(36)		–		–

Net income (loss) before noncontrolling interest	37,216	46,318	–		(9,705)		73,829
Income attributable to noncontrolling interest	–	–	–		25,179	(p)	25,179
Net income (loss)	$37,216	$46,318	$–		$(34,884)		$48,650
Net income per Common and Class B unit — basic & diluted	$1.68						$1.63
Weighted average units outstanding
Common units — basic	21,668				7,760	(q)	29,428
Common units — diluted	21,702				7,760	(q)	29,462
Class B units — basic & diluted	420						420

Unaudited Pro Forma Combined
Statement of Operations
for the Year Ended December 31, 2009
			Pro forma
	Vanguard		reclassification		Pro forma		Vanguard
	pro forma	Encore	adjustments		adjustments		pro forma
(In thousands, except per unit amounts)	(note 4)	historical	(note 3)		(note 3)		combined

Revenues:
Natural gas, natural gas liquids and oil sales	$74,273	$–	$150,039	(a)	$–
			478	(b)	–
			(302	)(b)	–		$224,488
Loss on commodity cash flow hedges	(2,380)	–	–		–		(2,380)
Realized gain on other commodity derivative contracts	29,993	–	70,221	(g)	–		100,214
Unrealized loss on other commodity derivative contracts	(19,043)	–	(117,733	)(g)	–		(136,776)
Oil revenue	–	127,611	(127,611	)(a)	–		–
Natural gas revenue	–	22,428	(22,428	)(a)	–		–
Marketing revenue	–	478	(478	)(b)	–		–
Total revenues	82,843	150,517	(47,814)		–		185,546

Costs and Expenses
Lease operating expenses	19,271	41,676	1,826	(e)	–		62,773
Depreciation, depletion, amortization and accretion	22,330	56,757	724	(h)	13,251	(n)	93,062
Impairment of natural gas and oil properties	105,531	–	–		–		105,531
Production, ad valorem and severance taxes	–	16,099	(16,099	)(c)	–		–
Selling, general and administrative expenses	10,644	11,375	645	(k)	–		22,664
Marketing	–	302	(302	)(b)	–		–
Production and other taxes	3,845	–	16,099	(c)	–
			19	(f)	–
			300	(i)	–
			(286	)(i)	–		19,977
Derivative fair value loss	–	47,464	(47,464	)(g)	–		–
Exploration	–	3,132	–		(3,132	) (m)	–
Other operating	–	3,099	(1,826	)(e)	–
			(645	)(k)	–
			(724	)(h)	–
			115	(l)	–
			(19	)(f)	–		–
Total costs and expenses	161,621	179,904	(47,637)		10,119		304,007
Loss from operations	(78,778)	(29,387)	(177)		(10,119)		(118,461)

Other income and (expense)
Interest expense	(5,681)	(10,974)	3,785	(j)	(13,302	)(o)	(26,172)
Realized loss on interest rate derivative contracts	(1,903)	–	(3,785	)(j)	–		(5,688)
Unrealized gain on interest rate derivative contracts	763	–	48	(g)	–		811
Other income	–	46	115	(l)	–		161
Total other income (expense)	(6,821)	(10,928)	163		(13,302)		(30,888)

Current income tax benefit (provision)	–	(300)	300	(i)	–		–
Deferred income tax benefit (provision)	–	286	(286	)(i)	–		–
Total income taxes	–	(14)	14		–		–

Net loss before noncontrolling interest	(85,599)	(40,329)	–		(23,421)		(149,349)
Loss attributable to noncontrolling interest	–	–	–		(20,761	)(p)	(20,761)
Net loss	$(85,599)	$(40,329)	$–		$(2,660)		$(128,588)
Net loss per Common and Class B unit — basic & diluted	$(3.88)						$(4.31)
Weighted average units outstanding
Common units — basic & diluted	21,666				7,760	(q)	29,426
Class B units — basic & diluted	420						420

Notes to Unaudited Pro Forma Combined Financial Information

Note 1	Basis of Presentation

On November 16, 2010, Vanguard Natural Resources, LLC (the “Company” or “Vanguard”) and its wholly-owned subsidiary, Vanguard Natural Gas, LLC, entered into a Purchase Agreement with Denbury Resources, Inc. (“Denbury”), a Delaware corporation, Encore Partners GP Holdings LLC, a Delaware limited liability company, Encore Partners LP Holdings LLC, a Delaware limited liability company, and Encore Operating, L.P., a Texas limited partnership, pursuant to which it will purchase (i) all of the member interests of Encore Energy Partners GP LLC, a Delaware limited liability company, and (ii) 20,924,055 common units of Encore Energy Partners LP, a Delaware limited partnership (“Encore” or “Partnership”). Vanguard is acquiring 504,851 general partner units which represent a one point one percent (1.10%) interest in the Partnership, and 20,924,055 common units representing limited partner interests, which represent an approximate forty-six percent (46%) interest in the Partnership (collectively the “Encore Interests”), for an aggregate purchase price of $380.0 million (the “Acquisition”). Pursuant to the Purchase Agreement, Vanguard will pay consideration equal to $46.1 million for the general partner units and $333.9 million for the limited partner interests.

Pursuant to the Purchase Agreement, Vanguard may elect to pay up to $80.0 million of the $380.0 million purchase price in Vanguard common units. The price of the Vanguard common units to be issued to Denbury was established at $25.50 per common unit pursuant to the Purchase Agreement. The unaudited pro forma combined financial information assumes that Vanguard has elected to exercise its option in full and anticipates issuing approximately 3.1 million Vanguard common units.

In connection with the Acquisition, Vanguard has entered into a new $175.0 million term loan with some of its lenders under its reserve-based credit facility, which matures in one year from the date of funding (“Newly Committed Term Loan”). The unaudited pro forma combined financial information assumes that Vanguard’s Newly Committed Term Loan has been used to effect the transaction described herein, and that the proceeds from the Vanguard common unit offering completed in October 2010, along with the proceeds from additional borrowings under Vanguard’s existing reserve-based credit facility will be used as follows (in thousands):

Sources:
October 2010 offering of common units(1)	$112,500
Newly Committed Term Loan(2)	175,000
Borrowings from existing reserve-based credit facility(3)	18,800
Fair value of Vanguard common units to be issued to Denbury(4)	80,000
Total Sources	$386,300

Uses:
Fund cash portion of purchase price	$300,000
Fair value of Vanguard common units to be issued to Denbury	80,000
Pay financing and transaction costs	6,300
Total Uses	$386,300

(1)
Approximate 4.8 million Vanguard common unit offering completed in October 2010. The units were offered to the public at a price of $25.40 per unit. Vanguard received proceeds of approximately $112.5 million from the offering, after deducting underwriting discounts of $5.1 million and paying $3.7 million of the proceeds to redeem 150,000 common units from Vanguard’s largest unitholder, but before deducting $0.02 million in expenses.

(2)	The $175.0 million Newly Committed Term Loan matures in one year. The lenders will have first lien on the Encore Interests and a second lien on Vanguard’s natural gas and oil properties.

(3)
Vanguard has a revolving reserve-based credit facility that matures on October 1, 2012 and bears interest based on LIBOR or ABR indications, plus a margin. The reserve-based credit facility is secured by a first lien security interest on all of Vanguard’s natural gas and oil properties.

(4)	Approximately 3.1 million Vanguard common units at $25.50 per unit. The per unit price was established pursuant to the Purchase Agreement.

Notes (continued)

The accompanying unaudited pro forma combined balance sheet at September 30, 2010 has been prepared to give effect to the Acquisition, the Vanguard common unit offering completed in October 2010, the Vanguard common units to be issued to Denbury and the other financing transactions as if they had occurred on September 30, 2010 and the unaudited pro forma combined statements of operations have been prepared to give effect to the transactions referred to above as if they had occurred on January 1, 2009.

The unaudited pro forma combined financial information includes adjustments to conform Encore's accounting for natural gas and oil properties to the full cost method. Vanguard follows the full cost method of accounting for natural gas and oil properties while Encore follows the successful efforts method of accounting for natural gas and oil properties. Certain costs that are capitalized under the full cost method are expensed under the successful efforts method. These costs consist primarily of unsuccessful exploration drilling costs, geological and geophysical costs, delay rental on leases, abandonment costs and general and administrative expenses directly related to exploration and development activities. Under the successful efforts method of accounting, proved property acquisition costs are amortized on a unit-of-production basis over total proved reserves and costs of wells, related equipment and facilities are depreciated over the life of the proved developed reserves that will utilize those capitalized assets on a field-by-field basis. Under the full cost method of accounting, property acquisition costs, costs of wells, related equipment and facilities and future development costs are included in a single full cost pool, which is amortized on a unit-of-production basis over total proved reserves.

 Vanguard's unaudited pro forma statements of operations, which are included in the unaudited pro forma combined statements of operations, also include the pro forma effects of the Sun TSH, Ward County and Parker Creek acquisitions of natural gas and oil properties completed during 2009 and 2010 and the related equity financings as if they had occurred on January 1, 2009. Vanguard’s Sun TSH, Ward County and Parker Creek acquisitions are unrelated to the acquisition of the Encore Interests. The pro forma effects of the Sun TSH, Ward County and Parker Creek acquisitions are presented in Note 4 to the unaudited pro forma combined financial information.

Notes (continued)

Note 2	Unaudited Pro forma Combined Balance Sheet

The Acquisition will be accounted for using the acquisition method of accounting as Vanguard obtains control upon the closing of the Acquisition. Vanguard will receive carryover tax basis in Encore's assets and liabilities because the Acquisition will not be a taxable transaction under the United States Internal Revenue Code. The consideration to be paid, the fair value of Vanguard’s common units to be issued to Denbury and the estimated market value of the noncontrolling interest of Encore was assigned to the assets acquired and liabilities assumed based on a preliminary assessment of the estimated fair value of the assets acquired and liabilities assumed at September 30, 2010 using currently available information. Vanguard expects to close the Acquisition as soon as practicable. The final purchase price allocation and the resulting effect on results of operations and financial position may significantly differ from the pro forma amounts included herein.

The purchase price allocation is preliminary and subject to change due to several factors, including:

•
changes in the estimated fair values of Encore's assets and liabilities as of the Acquisition date, which could result from changes in expected future product prices, changes in reserve estimates as well as other changes;

•	the tax basis of Encore's assets and liabilities at the Acquisition date;

•	changes in the estimated market value of the noncontrolling interest of Encore resulting from changes in Encore’s common unit price at the Acquisition closing date; and

•	changes in the estimated fair value of the Vanguard common unit consideration transferred depending on its estimated fair value at the date of closing.

Notes (continued)

 The consideration to be transferred and noncontrolling interest, fair value of assets acquired and liabilities assumed and resulting goodwill were calculated as follows (in thousands):

Pro forma consideration and noncontrolling interest
Cash payment to acquire Encore Interests	$300,000
Market value of Vanguard’s common units to be issued to Denbury(1)	80,000
Market value of noncontrolling interest of Encore(2)	491,854
Pro forma consideration and noncontrolling interest of Encore	$871,854

Add: fair value of liabilities assumed
Accounts payable and accrued liabilities	$14,314
Natural gas and oil payable	7,946
Current derivative liabilities	5,643
Other current liabilities	3,055
Long-term debt	240,000
Asset retirement obligations	12,950
Long-term derivative liabilities	9,929
Long-term deferred tax liability	39
Amount attributable to liabilities assumed	$293,876

Less: fair value of assets acquired
Cash	$10,283
Trade and other receivables	16,753
Current derivative assets	15,078
Other current assets	3,325
Natural gas and oil properties — proved	693,488
Long-term derivative assets	10,023
Other long-term assets	9,280
Amount attributable to assets acquired	$758,230

Goodwill	$407,500

(1)
Approximately 3.1 million Vanguard common units at $25.50 per unit will be issued to Denbury to acquire the Encore Interests. The per unit price was established pursuant to the Purchase Agreement. For every dollar that the market value of Vanguard’s unit price increases (decreases), goodwill would increase (decrease) by $3.1 million.

(2)
Represents approximate market value of the noncontrolling interest of Encore assuming 24.4 million Encore common units are outstanding to public unitholders (based on Encore common units outstanding as of November 30, 2010) at $20.19 per Encore common unit (closing price as of November 30, 2010).

Notes (continued)

Goodwill is measured as the excess of the fair value of the consideration transferred plus the estimated market value of the noncontrolling interest of Encore over the acquisition-date estimated fair value of the assets acquired less liabilities assumed.

The market value of the noncontrolling interest of Encore was calculated using the Encore closing common unit price on November 30, 2010 of $20.19. If Encore’s common unit price were to increase (decrease) by $1.00, goodwill would increase (decrease) by $24.4 million.

Pro Forma Adjustments to the Unaudited Pro Forma Combined Balance Sheet

(a)	Represents pro forma adjustments to:

•
reflect the consideration to be paid and the estimated market value of the noncontrolling interest of Encore and adjust the assets acquired and liabilities assumed to their estimated fair values as of the closing date;

•	eliminate Encore's historical goodwill and accumulated depreciation, depletion and amortization balances; and

•	eliminate deferred financing costs on Encore's credit facilities.

(b) Represents the new deferred financing costs attributable to the Newly Committed Term Loan.

(c) Represents Vanguard's borrowings under the Newly Committed Term Loan and borrowings under Vanguard’s existing reserve-based credit facility. Assumes Vanguard's pro forma debt will consist of the following (in thousands):

New Financing
Newly Committed Term Loan	$175,000
Borrowings under Vanguard’s existing reserve-based credit facility	18,800
Vanguard's Existing Debt
Reserve-based credit facility	170,900
Encore's Existing Debt
Encore’s revolving credit facility	240,000
Total combined debt	604,700
Less current obligations	(175,000)
Pro forma combined long-term debt	$429,700

(d) Represents the elimination of Encore's historical equity in connection with the acquisition method of accounting.

(e) Represents the approximate 4.8 million Vanguard common unit offering completed in October 2010. The units were offered to the public at a price of $25.40 per unit. Vanguard received proceeds of approximately $112.5 million from the offering, after deducting underwriting discounts of $5.1 million and paying $3.7 million of the proceeds to redeem 150,000 common units from Vanguard’s largest unitholder, but before deducting $0.02 million in expenses.

(f) Represents the increase in Vanguard's common units resulting from the issuance of Vanguard’s common units to Denbury to effect the Acquisition as follows:

Vanguard common units issued	3,137,255
Price of Vanguard common units(1)	$25.50
Fair value of common units issued	$80,000,000

(1)	Represents the price established pursuant to the Purchase Agreement.

 Notes (continued)

(g) Represents the estimated $3.6 million of legal and advisory fees to be incurred by Vanguard not reflected in the September 30, 2010 balance sheets, that are not capitalizable as part of the transaction. These costs are reflected in the unaudited pro forma combined balance sheet as a reduction of equity as the costs will be expensed by Vanguard as incurred.

Reclassifications were made to the historical Encore assets and liabilities to conform to Vanguard’s presentation. Those reclassifications did not impact the total historical Encore assets or liabilities.

Note 3	Unaudited Pro Forma Combined Statements of Operations

Adjustments (a) — (l) to the unaudited pro forma combined statement of operations for the nine months ended September 30, 2010 and the year ended December 31, 2009 include reclassifications required to conform Encore's revenue and expense items to Vanguard's presentation as follows:

(a)	Represents the reclassification of Encore's natural gas and oil product sales to conform to Vanguard's presentation.

(b)	Represents the reclassification of marketing revenue and marketing expenses to conform to Vanguard's presentation.

(c)	Represents the reclassification of production and severance taxes to “Production and other taxes” to conform to Vanguard's presentation.

(d)	Represents the reclassification of ad valorem taxes to “Production and other taxes” to conform to Vanguard's presentation.

(e)	Represents the reclassification of transportation costs to “Lease operating expenses” to conform to Vanguard's presentation.

(f)	Represents the reclassification of annual corporate taxes to “Production and other taxes” to conform to Vanguard's presentation.

(g)
Represents the reclassification of (1) settlements of natural gas and oil derivatives to “Realized gain on other commodity derivative contracts,” (2) the change in fair value of natural gas and oil derivatives to “Unrealized gain (loss) on other commodity derivative contracts” and (3) the change in fair value of interest rate derivatives to “Unrealized gain (loss) on interest rate derivative contracts” to conform to Vanguard’s presentation.

(h)	Represents the reclassification of accretion expense on Encore's asset retirement obligations to “Depreciation, depletion amortization and accretion” expense to conform to Vanguard's presentation.

(i)	Represents the reclassification of current and deferred income tax benefit (provision) to “Production and other taxes” to conform to Vanguard's presentation.

(j)	Represents the reclassification of settlements of interest rate derivatives to “Realized loss on interest rate derivative contracts” to conform to Vanguard's presentation.

(k)	Represents the reclassification of bad debt expense to “Selling, general and administrative expenses” to conform to Vanguard's presentation.

(l)	Represents the reclassification of gains on sales of other assets to “Other income” to conform to Vanguard's presentation.

Notes (continued)

Adjustments (m) — (q) to the unaudited pro forma combined statements of operations for the nine months ended September 30, 2010 and the year ended December 31, 2009 are to reflect the Acquisition, the Vanguard common unit offering completed in October 2010, other anticipated financing transactions and the conversion of Encore's method of accounting for natural gas and oil properties from the successful efforts method of accounting to the full cost method of accounting.

(m) Represents the capitalization of unsuccessful exploration costs, geological and geophysical costs and delay rentals attributable to the development of natural gas and oil properties in accordance with the full cost method of accounting for natural gas and oil properties.

(n) Represents the change in depreciation, depletion and amortization primarily resulting from the pro forma calculation of the combined entity's depletion expense under the full cost method of accounting for natural gas and oil properties. The pro forma depletion adjustment utilizes a depletion rate of $14.56 per BOE for the nine months ended September 30, 2010 and $15.01 per BOE for the year ended December 31, 2009.

 (o) Represents the adjustment to interest expense for the Newly Committed Term Loan as follows (in thousands):

	Nine months ended	Year ended
	September 30,	December 31,
	2010	2009
Pro forma increase in cash interest expense due to:
Vanguard's Newly Committed Term Loan	$7,560	$10,080
Borrowings under Vanguard’s existing reserve-based credit facility	354	472
Pro forma increase to noncash interest expense due to:
Amortization of deferred financing costs of Vanguard's Newly Committed Term Loan	–	2,750
Pro forma increase to interest expense	$7,914	$13,302

Pro forma borrowings at September 30, 2010 under the Newly Committed Term Loan are $175.0 million. Interest on the Newly Committed Term Loan is variable at LIBOR plus 5.5%. Pro forma interest expense under the Newly Committed Term Loan assumes an interest rate of 5.76% which was calculated using LIBOR rates at November 3, 2010. Each 1/8% fluctuation in the term loan interest rate would change pro forma interest expense by approximately $0.2 million for the nine months ended September 30, 2010 and for the year ended December 31, 2009.

Pro forma borrowings at September 30, 2010 under the Vanguard’s existing reserve-based credit facility are $189.7 million. Interest on Vanguard’s existing reserve-based credit facility is variable at LIBOR plus 2.25%. Pro forma interest expense under Vanguard’s existing reserve-based credit facility assumes an interest rate of 2.51% which was calculated using LIBOR rates at November 3, 2010. Each 1/8% fluctuation in the term loan interest rate would change pro forma interest expense by approximately $0.02 million for the nine months ended September 30, 2010 and for the year ended December 31, 2009.

(p) Represents the allocable portion of Encore’s historical net income (loss) and impact of adjustments (m) and (n) to earnings relating to the noncontrolling interest of Encore.

(q) Reflects units sold in the Vanguard common unit offering completed in October 2010, a portion of the proceeds were used to redeem 150,000 common units from Vanguard’s largest unitholder and the remaining proceeds will be used to fund a portion of the purchase price of the Encore Interests and units to be issued to Denbury in the Acquisition.

Notes (continued)

Note 4	Vanguard's Unaudited Pro forma Consolidated Statements of Operations

Vanguard's unaudited pro forma consolidated statements of operations included in the unaudited pro forma combined statements of operations give effect to the following transactions as if they had occurred on January 1, 2009:

Acquisition of natural gas and oil properties located in the Sun TSH Field. On July 17, 2009, Vanguard entered into a Purchase and Sale Agreement with Segundo Navarro Drilling, Ltd., a wholly-owned subsidiary of Lewis Energy Group, for the acquisition of certain natural gas and oil properties located in the Sun TSH Field in La Salle County, Texas. Vanguard refers to this acquisition as the “Sun TSH acquisition.” The purchase price for said assets was $52.3 million with an effective date of July 1, 2009. Vanguard completed this acquisition on August 17, 2009 for an adjusted purchase price of $50.5 million. The adjusted purchase price of $50.5 million considered purchase price adjustments of approximately $1.8 million. This acquisition was funded with borrowings under Vanguard’s reserve-based credit facility and proceeds from the public equity offering of 3.9 million Vanguard common units completed on August 17, 2009.

Acquisition of natural gas and oil properties located in Ward County. On November 27, 2009, Vanguard entered into a Purchase and Sale Agreement, Lease Amendment and Lease Royalty Conveyance Agreement and a Conveyance Agreement to acquire certain producing natural gas and oil properties located in Ward County, Texas in the Permian Basin from private sellers, referred to as the “Ward County acquisition.” This transaction had an effective date of October 1, 2009 and was closed on December 2, 2009 for $55.0 million. This acquisition was initially funded with borrowings under Vanguard’s reserve-based credit facility with borrowings being reduced by $40.3 million shortly thereafter with the proceeds from a 2.6 million Vanguard common unit offering.

Acquisition of natural gas and oil properties located in Mississippi, Texas and New Mexico. On April 30, 2010, Vanguard entered into a definitive agreement with a private seller for the acquisition of certain natural gas and oil properties located in Mississippi, Texas and New Mexico. Vanguard refers to this acquisition as the “Parker Creek acquisition.” The purchase price for said assets was $113.1 million with an effective date of May 1, 2010. Vanguard completed this acquisition on May 20, 2010. The adjusted purchase price of $114.3 million considered final purchase price adjustments of approximately $1.2 million. The purchase price was funded from the approximate $71.5 million in net proceeds from Vanguard’s May 2010 equity offering and with borrowings under Vanguard’s existing reserve-based credit facility.

Notes (continued)

Vanguard Unaudited Pro Forma
Consolidated Statement of Operations
for the Nine Months Ended September 30, 2010

	Vanguard	Pro forma		Vanguard
(In thousands, except per unit amounts)	historical	adjustments		pro forma
Revenues:
Natural gas, natural gas liquids and oil sales	$62,200	$6,478	(a)	$68,678
Loss on commodity cash flow hedges	(2,127)	–		(2,127)
Realized gain on other commodity derivative contracts	18,274	–		18,274
Unrealized gain on other commodity derivative contracts	1,332	–		1,332
Total revenues	79,679	6,478		86,157

Costs and Expenses
Lease operating expenses	13,545	845	(b)	14,390
Depreciation, depletion, amortization and accretion	16,130	1,180	(c)	17,310
Selling, general and administrative expenses	3,638	–		3,638
Production and other taxes	5,215	–		5,215
Total costs and expenses	38,528	2,025		40,553

Income from operations	41,151	4,453		45,604

Other expense
Interest expense	(4,522)	(437)	(d)	(4,959)
Realized loss on interest rate derivative contracts	(1,408)	–		(1,408)
Unrealized loss on interest rate derivative contracts	(2,021)	–		(2,021)
Loss on acquisition of natural gas and oil properties	(5,680)	5,680	(e)	–
Total other expense	(13,631)	5,243		(8,388)

Net income	$27,520	$9,696		$37, 216
Net income per Common and Class B unit — basic	$1.35			$1.68
Net income per Common and Class B unit — diluted	$1.34			$1.68
Weighted average units outstanding
Common units — basic	20,037	1,631	(f)	21,668
Common units — diluted	20,071	1,631	(f)	21,702
Class B units — basic & diluted	420			420

Notes (continued)

Vanguard Unaudited Pro Forma
Consolidated Statement of Operations
for the Year Ended December 31, 2009

	Vanguard	Pro forma		Vanguard
(In thousands, except per unit amounts)	historical	adjustments		pro forma
Revenues:
Natural gas, natural gas liquids and oil sales	$46,035	$28,238	(g)	$74,273
Loss on commodity cash flow hedges	(2,380)	–		(2,380)
Realized gain on other commodity derivative contracts	29,993	–		29,993
Unrealized gain on other commodity derivative contracts	(19,043)	–		(19,043)
Total revenues	54,605	28,238		82,843

Costs and Expenses
Lease operating expenses	12,652	6,619	(h)	19,271
Depreciation, depletion, amortization and accretion	14,610	7,720	(i)	22,330
Impairment of natural gas and oil properties	110,154	(4,623)	(j)	105,531
Selling, general and administrative expenses	10,644	–		10,644
Production and other taxes	3,845	–		3,845
Total costs and expenses	151,905	9,716		161,621

Income from operations	(97,300)	18,522		(78,778)

Other income and (expense)
Interest expense	(4,276)	(1,405)	(k)	(5,681)
Realized loss on interest rate derivative contracts	(1,903)	–		(1,903)
Unrealized loss on interest rate derivative contracts	763	–		763
Gain on acquisition of natural gas and oil properties	6,981	(6,981)	(l)	–
Total other income	1,565	(8,386)		(6,821)

Net income (loss)	$(95,735)	$10,136		$(85,599)
Net income per Common and Class B unit — basic & diluted	$(6.74)			$(3.88)
Weighted average units outstanding
Common units — basic & diluted	13,791	7,875	(m)	21,666
Class B units — basic & diluted	420			420

Notes (continued)

Vanguard's unaudited pro forma consolidated statements of operations include the following adjustments:

(a)	Represents the increase in natural gas, natural gas liquids and oil sales resulting from the Parker Creek acquisition of natural gas and oil properties completed during 2010.

(b)	Represents the increase in lease operating expenses resulting from the Parker Creek acquisition of natural gas and oil properties completed during 2010.

(c)	Represents the increase in depreciation, depletion, amortization and accretion resulting from the Parker Creek acquisition of natural gas and oil properties completed during 2010.

(d)	Represents the pro forma interest expense related to borrowings under Vanguard’s reserve-based credit facility to fund the Parker Creek acquisition completed during 2010.

(e)	Represents the nonrecurring loss on acquisition of natural gas and oil properties related to the Parker Creek acquisition completed during 2010.

(f)	Represents the pro forma adjustment for the Vanguard common units sold in connection with the funding of the Parker Creek acquisition completed during 2010.

(g)
Represents the increase in natural gas, natural gas liquids and oil sales resulting from the Sun TSH, Ward County and Parker Creek acquisitions of natural gas and oil properties completed during 2009 and 2010.

(h)	Represents the increase in lease operating expenses resulting from the Sun TSH, Ward County and Parker Creek acquisitions of natural gas and oil properties completed during 2009 and 2010.

(i)
Represents the increase in depreciation, depletion, amortization and accretion resulting from the Sun TSH, Ward County and Parker Creek acquisitions of natural gas and oil properties completed during 2009 and 2010.

(j)
Represents the decrease in impairment of natural gas and oil properties resulting from the increase in 2009 depletion from the Sun TSH and Ward County acquisitions of natural gas and oil properties completed during 2009.

(k)	Represents the pro forma interest expense related to borrowings under Vanguard’s reserve-based credit facility to fund the Ward County and Parker Creek acquisitions completed during 2009 and 2010.

(l)	Represents the nonrecurring gain on acquisition of natural gas and oil properties related to the Sun TSH and Ward County acquisitions completed during 2009.

(m)	Represents the pro forma adjustment for the Vanguard common units sold in connection with the funding of the Sun TSH, Ward County and Parker Creek acquisitions completed during 2009 and 2010.